UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

TEL Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-6910	76-6004064
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
Institutional Trust Services
700 Lavaca Street
Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 479-2562

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors.

(b)           By letter dated September 28, 2005, George Allman, Jr. delivered a letter of resignation to the Trust.  Mr. Allman did not resign due to any disagreement with the Trust on any matter relating to the Trust’s operations policies or procedures.  In accordance with Section 8.01 of the Trust Indenture, the other two Individual Trustees of the Registrant also affirmatively voted to remove Mr. Allman as an Individual Trustee effective with his resignation in order to effect a change that does not require the notices and other potential delays associated with a resignation by an Individual Trustee under the Trust Indenture.

(c)           Effective September 28, 2005, the two Individual Trustees affirmatively voted to appoint Daniel O. Conwill, IV as successor Individual Trustee.  Mr. Conwill currently serves as President of Global Hunter Securities, LLC.  Prior to joining Global Hunter Securities, Mr. Conwill served as Executive Vice President and Co-Director of Corporate Finance, where he had been employed in various capacities since 1993.  Prior to joining Jefferies in 1993, Mr. Conwill served as Managing Director in Corporate Finance at Howard, Weil, Labouisse, Friedrichs Incorporated.  Mr. Conwill, age 44, received Bachelors and Masters degrees in Accounting from the University of Mississippi and has a law degree from the University of Mississippi School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust
By: JPMorgan Chase Bank, N.A., as Trustee

Date: October 4, 2005	By:	/s/	Mike Ulrich
Mike Ulrich
Vice President and Trust Officer